Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2022 relating to the consolidated financial statements of Hagerty, Inc. appearing in the Annual Report on Form 10-K of Hagerty, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

February 3, 2023
Detroit, Michigan